UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2025

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Charles Street, Suite 302, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, OptimizeRx Corporation (the “Company”) announced that Stephen Silvestro has been appointed to serve as the Company’s Chief Executive Officer, effective as of March 10, 2025 (the “Effective Date”).

Mr. Silvestro, age 47, joined the Company as Chief Commercial Officer in April 2019 and most recently served as President from October 2023 until his appointment to interim CEO in January 2025. Prior to joining the Company, Mr. Silvestro was with CCH® Tagetik, a Wolters Kluwer company that provides corporate performance management software solutions for planning, consolidation and reporting, as its Vice President and General Manager from January 2018 until April 2019. From April 2017 to January 2018, Mr. Silvestro was with Prognos Health, Inc., a healthcare data and analytics company, as its Chief Commercial Officer and, before that, from September 2007 to April 2017, he was with Decision Resources Group, a multi-national corporation that provides high value global data solutions, analytics and consulting services to pharmaceutical, biotech, medical device, healthcare provider and payer, and managed care companies, in various capacities with him last serving as Executive Vice President, Head of Global Sales.

In connection with Mr. Silvestro’s appointment as Chief Executive Officer, the Company entered into an Amended and Restated Employment Offer Letter (the “Employment Letter”) with Mr. Silvestro. The Employment Letter provides that Mr. Silvestro’s employment will be on an at-will basis and further provides Mr. Silvestro an annual base salary of $500,000, with such annual base salary subject to increase but not decrease from time to time by the Compensation Committee. In addition, the Employment Letter provides that Mr. Silvestro will:

●	be eligible to participate in the Company’s executive bonus plan, with a target annual bonus equal to 80% of his annual base salary;

●	receive a one-time equity grant valued at $1.0 million on the grant date;

●	be eligible to participate in the Company’s annual equity grant program;

●	be eligible to participate in the Company’s Executive Severance Plan; and

●	be entitled to participate in various Company benefit programs offered to employees.

The above summary of Mr. Silvestro’s Employment Letter is qualified in its entirety by reference to the complete text of the Employment Letter, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release regarding the management changes described in Item 5.02 above. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Letter, dated as of March 7, 2025 by and between the Company and Stephen Silvestro
99.1	Press Release, dated March 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: March 10, 2025	By:	/s/ Marion Odence-Ford
	Name:	Marion Odence-Ford
	Title:	Chief Legal Officer

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